NEW YORK, Feb. 29, 2012 /PRNewswire/ -- Ener1, Inc. (the "Company") today announced that the U.S. Bankruptcy Court in the Southern District of New York has confirmed its pre-packaged Plan of Reorganization (the "Plan"), as modified, which clears the way for the Company to emerge from its Chapter 11 reorganization by mid-March.  The Company will exit bankruptcy with a stronger financial position and a renewed focus on executing its long-term business strategy.

"The Court's confirmation of our Plan marks a significant step forward in completing our restructuring process," stated Alex Sorokin, interim-CEO, Ener1, Inc.  "The holding company will exit bankruptcy with new equity funding and a stronger balance sheet, and its operating subsidiaries will be better positioned to meet the demands of existing and potential customers in the energy storage industry."

The Plan provides for a restructuring of the Company's long-term debt and the infusion of up to $86 million of new equity funding, which will support the continued operation of Ener1's subsidiaries.  In addition to the new equity funding, the holders of the existing senior notes, the convertible notes and a line of credit have agreed to restructure their debt in a partial debt-for-equity exchange.  All of the current common stock will be cancelled when the Plan becomes effective, and new common and preferred stock will be issued to both the current note holders and in consideration of the new equity funding that will flow into the Company.  The existing notes will be exchanged for a combination of cash, new equity and new notes.  The Court entered a written order confirming the Plan and the Company will now proceed to close on the restructuring transactions that the Court has authorized.  It is expected that the Plan will become effective within the next two weeks.

Court documents filed in the Chapter 11 Case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court's Internet site, www.nysb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856 or online at http://pacer.psc.uscourts.gov.

About Ener1, Inc.

Ener1, Inc. (OTC: HEVVQ.PK - News) is a holding company for several energy storage technology subsidiaries, which develop solutions for applications in the electric utility, transportation and industrial electronics markets.  For more information, visit Ener1's web site at www.ener1.com.

Forward-Looking Information

This press release contains "forward-looking statements" within the meaning of the federal securities laws.  Statements regarding future events and developments and the Company's future performance, as well as management's expectations, beliefs, plans or estimates are forward-looking statements within the meaning of these laws.  These forward-looking statements may be indicated by words such as "expects," "anticipates," "will," "plans," "believes," "scheduled," "estimates" and similar words and expressions, and include, but are not limited to, statements with respect to the completion of the court process, including the timing, outcome and impact on the Company's business.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties, which are difficult to predict and many of which are outside of the control of Ener1.  These risks and uncertainties include Court rulings in the Chapter 11 case and the possibility of delays in the Chapter 11 proceedings, and other risks and uncertainties discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and its subsequent filings with the Securities and Exchange Commission.  If any of these risks or uncertainties materialize, or if underlying assumptions prove to be incorrect, actual developments and results may vary significantly from those projected.  All forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release or for any other reason.

CONTACTS:
Brian Sinderson	-or-	Kimberly Kriger
Ener1, Inc.		Kekst and Company
brian.sinderson@ener1.com		212.521.4800
317.585.3494

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